Exhibit 10.1

THE SCOTTS COMPANY

EMPLOYEE STOCK PURCHASE PLAN

1.00 PURPOSE

      This Plan is intended to foster and promote the Company’s long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to acquire an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent.

2.00 DEFINITIONS

      When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

      Act. The Securities Exchange Act of 1934, as amended.

      Beneficiary. The person a Participant designates to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 10.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.

      Board. The Company’s Board of Directors.

      Change in Control. The occurrence of any of the following events:

[1] Any “person,” including a “group” [as such terms are used in Act §§13(d) and 14(d)(2), but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee] is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; or

[2] The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

[3] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company; or

[4] For any reason, Hagedorn Partnership, L. P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 49 percent of the combined voting power of the Company’s then outstanding securities.

      Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any regulations and applicable rulings issued under the Code.

      Committee. The committee to which the Board delegates responsibility for administering the Plan.

      Company. The Scotts Company, an Ohio corporation and any successor to it.

      Custodial Account. The account established for each Participant to which the Company transfers shares of Stock acquired under the Plan.

      Effective Date. The date the Plan is adopted by the Board.

      Eligible Employee. As of any Entry Date, any US-based regular full-time or permanent part-time Employee who [1] has reached age 18, [2] is not a seasonal employee (i.e., as determined by the Committee), [3] has been an Employee for at least 15 days before the applicable Entry Date, [4] is employed by a Subsidiary other than Smith & Hawken, Ltd. and [5] complies with Section 3.00 and other Plan provisions.

      Employee. Any person who, on an applicable Entry Date, is a common law employee of any Employer. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee from the first Entry Date that begins after the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

      Employer. The Company and each Subsidiary employing an Eligible Employee.

      Entry Date. The first day of each Offering Period and the date that Purchase Rights are granted under the Plan for the ensuing Offering Period.

      Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

[1] If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

[3] If neither of the preceding apply, the fair market value as determined by the Committee in good faith.

      Offering Period. The period during which payroll deductions will be accumulated in Plan Accounts to fund the purchase of shares of Stock. Each Offering Period will consist of one calendar month, unless a different period is established by the Committee and announced to Eligible Employees before the beginning of the Offering Period.

      Participant. Any Eligible Employee who complies with the conditions described in Section 3.00 for the current Offering Period.

      Plan. The Scotts Company Employee Stock Purchase Plan. This program is not intended to comply with Code §§422 or 423.

      Plan Account. The individual account established by the Committee for each Participant and to which all amounts described in Section 3.01[1][a] are credited until applied as described in Section 6.00.

      Purchase Date. The last day of each Offering Period and the date on which shares of Stock are purchased in exchange for the Purchase Price.

      Purchase Price. The price that each Participant must pay to purchase shares of Stock under this Plan but which may never be less than 90 percent of the Fair Market Value of a share of Stock on each Purchase Date (or the first trading day following the Purchase Date if the Purchase Date is not a trading date).

      Purchase Right. The right to purchase shares of Stock subject to the terms of the Plan.

      Stock. A common share, without par value, issued by the Company.

      Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

      Termination. Cessation of the employee-employer relationship between a Participant and each Employer for any reason. Also, a Participant will be treated as having Terminated on the date his or her employer is no longer an Employer.

3.00 PARTICIPATION

      3.01 Enrollment.

[1] Each Eligible Employee may become a Participant for any Offering Period beginning after the date he or she complies with each of the following conditions:

[a] Authorizes the Employer to withhold a portion of his or her taxable compensation. This authorization will be made under rules developed by the Committee within the following limits: each authorization [i] must be stated in whole dollars, [ii] may not authorize or result in authorization of a deduction [A] less than the amount specified by the Committee (which may never be less than $10.00 per pay period or [B] more than the amount specified by the Committee (which may never be more than, in the aggregate, $24,000 for each Plan Year), [iii] must be signed by the enrolling Eligible Employee and [iv]must be delivered to the Committee within the period specified by the Committee.

[b] Complies with any other rules established by the Committee.

[2] By enrolling in the Plan, each Participant will be deemed to have [a]agreed to the terms of the Plan and [b] authorized the Employer to withhold from his or her compensation [i] the amounts authorized under Section 3.01[1][a] and [ii] any taxes and other amounts due in connection with any transaction contemplated by the Plan.

      3.02 Duration of Election to Participate.

      Subject to the terms of the Plan:

[1] Participants’ withholding elections will be implemented beginning with the first payroll period ending in the Offering Period for which it is filed and will remain in effect until revoked or changed under the rules described in Section 3.02[2].

[2] A Participant who elects to participate in the Plan for any Offering Period by complying with the rules described in Section 3.01 may change or revoke that election for any subsequent Offering Period but only by complying with the rules described in Section 3.01 as if the changed or revoked election were a new election. Any change to or revocation of an earlier election will be effective as of the first day of the first Offering Period beginning at least 15 calendar days after the revised election is delivered to the Committee and will remain in effect until revoked or changed under the rules described in this section.

      3.03 No Interest Paid. No interest will be paid with respect to any amount credited to or held in any Plan Account.

4.00 ADMINISTRATION

      4.01 Committee Duties.

[1] The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the

Company’s interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons. The Committee is granted all powers appropriate and necessary to administer the Plan.

[2] Consistent with the terms of the Plan, the Committee:

[a] May exercise all discretion retained to it under the Plan;

[b] Will Establish the number of shares of Stock that may be acquired during each Offering Period if the number available during any Offering Period is less than all remaining available shares determined under Section 5.02;

[c] Develop and impose other terms and conditions it believes are appropriate and necessary to implement the purposes of this Plan;

[d] Establish and maintain a Plan Account for each Participant to which will be [i] credited with amounts described in Section 3.01[1][a] and [ii] debited with all amounts applied to purchase shares of Stock;

[e] Establish a Custodial Account for each Participant which will be credited with shares of Stock until distributed as provided in Section 7.00;

[f] Administer procedures through which Eligible Employees may enroll in the Plan;

[g] Disseminate information about the Plan to Eligible Employees; and

[h] Apply all Plan rules and procedures.

      4.02 Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including employees) that it deems appropriate other than those duties described in Section 4.01[a], [b] and [c].

      4.03 General Limit on Committee. Consistent with applicable law and Plan terms, the Plan will be administered in a manner that extends equal rights and privileges to all Participants.

5.00 OFFERING

      5.01 Right to Purchase. Subject to Sections 5.02, 5.03 and 6.00, the number of shares of Stock that may be purchased during each Offering Period will be established by the Committee before the beginning of each Offering Period.

      5.02 Number of Shares of Stock. Subject to Section 5.03, the aggregate number of shares of Stock that may be purchased under the Plan is 150,000.

      5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1]the number of Purchase Rights that may or will be issued, [2] the aggregate number of shares of Stock available under Section 5.02 or subject to outstanding Purchase Rights (as well as any share-based limits imposed under this Plan), [3] the respective Purchase Price, number of shares and other limitations applicable to outstanding or subsequently issued Purchase Rights and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Purchase Rights.

      5.04 Source of Stock. Shares of Stock to be purchased under the Plan may, in the Committee’s discretion, be newly issued shares or treasury shares previously acquired by the Company. Shares of authorized but unissued shares of Stock may not be delivered under the Plan if the Purchase Price is less than the par value of the Stock.

6.00 PURCHASE OF SHARES

      6.01 Purchase.

[1] Throughout each Offering Period, the Employer will withhold from each Participant’s regular payroll the amount the Participant has elected under Section 3.01[1][a]. These amounts will be held in the Participant’s Plan Account until the Purchase Date.

[2] As of each Purchase Date and subject to the Plan’s terms and limits, the value of each Participant’s Plan Account will be divided by the Purchase Price established for that Offering Period and each Participant will be deemed to have purchased the number of whole and fractional shares of Stock produced by dividing the value of the Participant’s Plan Account as of the Purchase Date by the Purchase Price. Simultaneously, the Participant’s Plan Account will be charged for the amount of the purchase.

      6.02 Remaining Available Shares.

[1] If application of the procedures described in Section 6.01 would result in the purchase of a number of shares of Stock larger than the number of shares of Stock offered during that Offering Period, the Committee will allocate available shares of Stock among Participants and any cash remaining in Participants’ Plan Accounts will be credited to the next Offering Period and, subject to the terms of the Plan, applied along with additional amounts credited to that Offering Period to purchase shares of Stock during that Offering Period and at the Purchase Price established for that Offering Period.

[2] If application of the procedures described in Section 6.01 would result in the purchase of a number of shares of Stock less than the number of shares of Stock made available for purchase for any Offering Period, the excess shares of Stock will be available for purchase during any subsequent Offering Period.

      6.03 Delivery of Shares; Participants’ Custodial Accounts.

[1] At or as promptly as practicable after the end of each Offering Period, the Company will deliver the shares of Stock purchased by a Participant during that Offering Period to the custodian for deposit into that Participant’s Custodial Account.

[2] Unless the Committee decides otherwise, cash dividends on any shares of Stock credited to a Participant’s Custodial Account will be automatically reinvested in additional whole and fractional shares of Stock unless the Participant has affirmatively elected to receive the dividend in cash. All cash dividends credited to Participants’ Custodial Accounts will be paid over by the Company to the custodian at the dividend payment date and all cash dividends to be paid to a Participant in cash will be distributed at the dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The custodian will make these purchases, as directed by the Committee, either [a] in transactions on any securities exchange upon which shares of Stock are traded, otherwise in the over-the-counter market, or in negotiated transactions, or [b]directly from the Company at 100 percent of the Fair Market Value of a share of Stock on the dividend payment date. These shares will be distributed as provided in Section 7.00.

[3] Each Participant’s Custodial Account will be credited with any shares of Stock distributed as a dividend or distribution in respect of shares of Stock credited to that Participant’s Custodial Account or in connection with a split of Stock credited to that Participant’s Custodial Account

[4] As soon as reasonably practicable after receipt, the custodian will sell any noncash dividends (other than Stock) received with respect to any Stock held in a Participant’s Custodial Account and apply the proceeds of that sale to purchase additional shares of Stock in the manner described in Section 6.03[2]. After this transaction is completed, the custodian will credit the purchased shares of

Stock to the Custodial Account to which was credited the Stock with respect to which the noncash dividend was distributed.

[5] Each Participant will be entitled to vote the number of shares of Stock credited to his or her Custodial Account (including any fractional shares) on any matter as to which the approval of the Company’s shareholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Custodial Account, those shares will be voted by the custodian in accordance with any stock exchange or other rules governing the custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Company shareholders.

7.00 TERMINATION/ DISTRIBUTION OF CUSTODIAL ACCOUNTS

      7.01 Effect of Termination on Election to Participate.

      A Participant who Terminates will be deemed to have withdrawn from the Plan, and all cash amounts credited to his or her Plan Account for the Offering Period during which the Termination occurs will be returned to the Participant or, if appropriate, to his or her Beneficiary and no shares of Stock will be purchased for that Participant for the Offering Period during which he or she Terminates.

      7.02 Distribution of Custodial Accounts.

[1] Subject to Section 8.00, no later than the earlier of [a] 12 full calendar months beginning after the end of each Offering Period or [b] the date the Participant Terminates for any reason, all whole shares of Stock and cash held in his or her Custodial Account will be distributed to the Participant or transferred as the Participant elects and any fractional shares of Stock held in a Custodial Account will be converted to cash equal to the Fair Market Value of the fractional share on the Termination date.

[2] Shares of Stock held in Custodial Accounts that are to be distributed to a former Participant will be distributed in one or more certificates for whole shares issued in the name of and delivered to the Participant.

[3] Custodial Accounts that are to be transferred to a broker-dealer or financial institution that maintains an account for the Participant will be transferred in one or more certificates for whole shares, and cash in lieu of fractional shares will be paid directly to the former Participant as determined under Section 7.02[1].

[4] Any Participant that wants to withdraw or transfer shares of Stock must give instructions to the custodian in a form and manner that complies with rules prescribed by the Committee and the custodian.

8.00 MERGER, CONSOLIDATION OR SIMILAR EVENT

      If the Company undergoes a Change in Control, all shares of Stock and cash held in each Participant’s Custodial Account will be made available under procedures developed by the Custodian and the Committee.

9.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

      9.01 Amendment, Modification, Termination of Plan. The Plan will automatically terminate after all available shares have been sold. Also, the Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through on which the Company’s securities are listed or traded. Also, no Plan amendment may

[4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Member adversely affect any Purchase Right issued before the amendment, modification or termination. However, nothing in this section will restrict the Committee’s right to exercise the discretion retained in Section 4.00.

      9.02 Effect of Plan Termination.

[1] If the Plan is terminated effective on a day other than the last day of any Offering Period, the Offering Period during which the Plan is terminated also will end on the same day. Any cash balances held in Plan Accounts and Custodial Accounts when the Plan is terminated will be repaid by check or cash to the Participant for whom the Plan Account was established, and no additional shares of Stock will be sold through this Plan for that Offering Period. All shares of Stock held in Custodial Accounts will be distributed following the procedures described in Section 7.02.

[2] If the plan is terminated as of the last day of any Offering Period, the Committee will apply the terms of the Plan through the end of that Offering Period. However, no further shares of Stock will be offered under this Plan for any subsequent Offering Period and all shares of Stock the held in Custodial Accounts will be distributed following the procedures described in Section 7.02.

10.00 MISCELLANEOUS

      10.01 Restriction on Transfers. No right or benefit under the Plan may be transferred, assigned, alienated, pledged or otherwise disposed of in any way by a Participant. All rights and benefits under the Plan may be exercised during the Participant’s lifetime only by the Participant.

      10.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive any Plan benefits that are unpaid at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

      10.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of any Employer to terminate any Participant’s employment at any time; or

[2] Conferring on any Participant or Employee any right to continue as an Employee.

      10.04 Tax Requirements and Notification. Each Participant is solely responsible for satisfying local, state and federal tax requirements associated with any taxable amount received from or associated with his or her participation in the Plan. The Employer will withhold required taxes in the same manner and for the same taxing jurisdiction as it withholds taxes from Participants’ other compensation.

      10.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

      10.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

      10.07 Requirements of Law. The availability of Purchase Rights and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be sold under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

      10.08 Use of Funds. All amounts credited to and held in Plan Accounts may be used by the Company for any corporate purpose and the Company is not required to segregate Plan Accounts from its general assets.

      10.09 Expenses. Except as otherwise provided in this section and the Plan, costs and expenses incurred in the administration of the Plan and maintenance of Plan Accounts will be paid by the Company, including the custodian’s annual fees and any brokerage fees and commissions arising in connection with the purchase of shares of Stock upon reinvestment of dividends and distributions. In no circumstance will the Company pay any brokerage fees and commissions arising in connection with the sale of shares of Stock acquired under the Plan by any Participant.

      10.10 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

      10.11 No Impact on Benefits. The right to purchase shares of Stock under this Plan is an incentive designed to promote the objectives described in Section 1.00 and are not to be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.